Exhibit 99.1

Contact:	Jane W. McCahon, Vice President, Corporate Relations (312) 592-5379; jane.mccahon@teldta.com
Julie D. Mathews, Manager, Investor Relations (312) 592-5341; julie.mathews@teldta.com

FOR RELEASE: IMMEDIATE

TDS ANNOUNCES REVISED PLAN TO RECLASSIFY SPECIAL COMMON SHARES AS COMMON SHARES

Reclassification Ratio Adjusted to 1.087 Shares

 for Holders of Common and Series A Common Shares;

Each Special Common Share to be Reclassified as One Common Share

CHICAGO — November 29, 2011 — Telephone and Data Systems, Inc. [NYSE: TDS, TDS.S] today announced that its Board of Directors has unanimously approved certain changes to the previously proposed amendments to the TDS certificate of incorporation.  As previously proposed, the amendments included a share consolidation amendment to reclassify each Special Common Share as one Common Share.  As revised, each Special Common Share would still be reclassified as one Common Share, and each Common Share would now be reclassified as 1.087 Common Shares and each Series A Common Share would now be reclassified as 1.087 Series A Common Shares.

The primary purpose of the changes is to recognize the fact that the Common Shares have generally traded at a premium to the Special Common Shares since the creation of the Special Common Shares in 2005. Based on discussions with the holders of both the Common Shares and Special Common Shares, the TDS Board of Directors decided to change the proposal to include a Common Share Reclassification Ratio of 1.087. The Board believes this ratio best reflects the long-term relative trading ratio of the Common Shares versus the Special Common Shares. The Series A Common Shares, which can be converted into Common Shares at any time, will also be reclassified at a ratio of 1.087 Series A Common Shares for each Series A Common Share.

Each Special Common Share would be reclassified into one Common Share, as originally proposed.  Reclassifying Special Common Shares as Common Shares on a one-for-one basis would permit the holders of Special Common Shares to continue to receive the same aggregate quarterly dividend that they currently receive, based on the current per share dividend rate, subject to declaration by the TDS Board of Directors.

The TDS Board of Directors believes that the revised share consolidation amendment is in the best interests of all TDS shareowners. It will simplify TDS’ capital structure, improve market liquidity, and provide greater financial flexibility.

The Common Shares are currently listed on the New York Stock Exchange (“NYSE”) under the symbol “TDS” and the Special Common Shares are currently listed on the NYSE under the symbol “TDS.S”.  If the share consolidation is approved and becomes effective, the Special Common Shares will cease to be outstanding and cease to trade and will be reclassified into Common Shares, which will continue to trade on the NYSE under the symbol “TDS”.

In addition, certain non-substantive changes would be made to the vote amendment in connection with the change in the reclassification ratios.

Shareholder Approvals

As previously disclosed, in addition to required statutory votes, the share consolidation and vote amendments will be subject to the approval of a majority of the unaffiliated holders of Common Shares and Special Common Shares, each voting separately as a class at a special meeting of shareholders. For purposes of this vote, unaffiliated holders will not include the TDS Voting Trust, members of the Carlson family that are TDS shareholders, or directors or executive officers of TDS.  Accordingly, the proposed transactions will require substantial support from unaffiliated public shareholders to be approved.

The trustees of the TDS Voting Trust have indicated that they support the proposed transactions.

Board Recommendation

The TDS Board of Directors, including all independent members, has unanimously approved the revised proposals, and believes the adoption of such proposals is in the best interests of TDS and all of its shareholders, and unanimously recommends that shareholders vote “FOR” such proposals.

Timing and Process

The TDS Board of Directors has also directed that the proposed transactions be submitted to TDS shareholders for consideration at an Adjourned Special Meeting of shareholders scheduled for January 13, 2012. The record date of the Adjourned Special Meeting has been changed to be more current and will be the close of business on December 9, 2011.

TDS is filing a proxy supplement with the Securities and Exchange Commission (“SEC”) in connection with the revised proposal, which will be sent to shareholders shortly after the revised record date. Additional information is included in the proxy supplement.

The proposed transactions are expected to take place shortly after the Adjourned Special Meeting, subject to TDS shareholder approval and certain other conditions. The transactions are intended to be tax free to TDS and its shareholders.

Citigroup Global Markets Inc. (“Citi”) is acting as financial advisor to TDS in connection with the foregoing proposals.

In addition, Credit Suisse is acting as financial advisor to the independent directors on the TDS Board in connection with the foregoing proposals.

IMPORTANT INFORMATION: The foregoing information is not a solicitation of a proxy from any TDS shareholder.  This is being done only pursuant to a definitive proxy statement, as supplemented.  Additional information relating to the foregoing is included in TDS’ proxy materials filed with the Securities and Exchange Commission (“SEC”) and distributed to shareholders.  INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ SUCH MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Shareholders and other investors may access such materials without charge at the SEC’s web site (www.sec.gov) and on the TDS web site (www.teldta.com) in the Investor Relations section on the SEC filings page. In addition, shareholders may obtain free copies of the proxy materials by contacting TDS’ information agent, MacKenzie Partners at (800) 322-2885.  TDS and its executive officers and directors may be deemed to be participants in the solicitation of proxies from TDS shareholders on behalf of the TDS Board of Directors in connection with the foregoing.  Information concerning such participants and their respective direct or indirect interests in TDS by security holdings or otherwise is included in TDS’ proxy materials.

About TDS

Telephone and Data Systems, Inc. (TDS), a Fortune 500® company, provides wireless, local and long-distance telephone and broadband services to approximately 7 million customers in 36 states through its business units, U.S. Cellular (wireless) and TDS Telecom (wireline). Founded in 1969 and headquartered in Chicago, TDS employed 12,300 people as of September 30, 2011.

Visit www.teldta.com for comprehensive financial information, including earnings releases, quarterly and annual filings, shareholder information and more.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates and expectations. These statements are based on current estimates, projections and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: the ability of the company to successfully grow its markets; the overall economy; competition; the access to and pricing of unbundled network elements; the ability to obtain or maintain roaming arrangements with other carriers; the state and federal telecommunications regulatory environment; the value of assets and investments; adverse changes in the ratings afforded TDS and U.S. Cellular debt securities by accredited ratings organizations; industry consolidation; advances in telecommunications technology; uncertainty of access to the capital markets; pending and future litigation; changes in income tax rates, laws, regulations or rulings; acquisitions/divestitures of properties and/or licenses; and changes in customer growth rates, average monthly revenue per unit, churn rates, roaming revenue and terms, the availability of handset devices, or the mix of products and services offered by U.S.

Cellular and TDS Telecom. Investors are encouraged to consider these and other risks and uncertainties that are discussed in the Form 8-K used by TDS to furnish this press release to the SEC, which are incorporated by reference herein.

For more information about TDS and its subsidiaries, visit:

TDS: www.teldta.com

U.S. Cellular: www.uscellular.com

TDS Telecom: www.tdstelecom.com